SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 18, 2022

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of Incorporation	Commission File Number	IRS Employer I.D. Number

1460 Fifth Avenue, Bay Shore, New York 11706

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIRI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On October 4, 2022, we, Air Industries Group, announced a reverse stock split (the “Reverse Stock Split”) of our authorized, issued and outstanding shares of common stock, par value $0.001 per share, at a ratio of 1-for-10. Subsequently, we filed a Certificate of Change with the Secretary of State of Nevada to effectuate the Reverse Stock Split. The Reverse Stock Split was effective at 12:01 a.m. on October 18, 2022, and our common stock began trading on a post-split-adjusted basis when the market opened on October 18, 2022.

Information regarding the Reverse Stock Split contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Split

As previously announced, on September 8, 2022, our Board of Directors approved a Reverse Stock Split of our authorized, issued and outstanding shares of common stock, par value $0.001 per share, at a ratio of one (1) new share of common stock for every ten (10) pre-split shares of common stock. We filed a Certificate of Change with the Secretary of State of Nevada to effectuate the Reverse Stock Split effective at 12:01 a.m. on October 18, 2022, and our common stock began trading on a post-split-adjusted basis when the market opened on October 18, 2022.

Pursuant to the laws of the State of Nevada, the state in which Air Industries Group is incorporated, our Board of Directors has the authority to effect a reverse stock split without shareholder.

Treatment of Fractional Shares

As a result of the Reverse Stock Split, each ten (10) pre-split shares of common stock outstanding were automatically combined into one (1) new share of common stock without any action on the part of the holders, and the number of outstanding shares common stock was reduced from 32,324,670 shares to 3,232,467 shares (subject to rounding of fractional shares).

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-reverse stock split shares of the Company’s common stock not evenly divisible by 10, will, in lieu of a fractional share, be entitled to have the number of shares rounded up to the nearest whole share. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

Trading Symbol; New CUSIP

After the Reverse Stock Split, the trading symbol for the Company’s common stock will continue to be “AIRI.” The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 00912N 403.

Air Industries Group’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. will act as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates. Stockholders who hold shares in “street name” are not required to take action to effect the change in their shares. The effect of the Reverse Stock Split should automatically be reflected in their accounts as all book entry or other electronic positions representing outstanding shares of the Company’s common stock are to be automatically adjusted. Stockholders holding common stock in street name should receive instructions from their brokers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.01	Certificate of Change filed with the Secretery of State of Nevada to effectuate reverse stock split.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2022

AIR INDUSTRIES GROUP

By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer

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